STRATEGIC GLOBAL INVESTMENTS, INC.

ACTION BY WRITTEN CONSENT IN LIEU OF A MEETING OF THE BOARD OF DIRECTORS

The undersigned being the sole director of Strategic Global Investments, a Delaware corporation (the "Company"), hereby takes the following corporate actions and adopts the following resolutions, which corporate actions and resolutions shall constitute the unanimous vote of the director of the Company. The undersigned's adopted resolutions by written consent to be effective as of the date set forth below and do hereby direct the Secretary of the Corporation to make this instrument a part of the records of the company.

WHEREAS, the undersigned entered into a Stock Purchase Agreement dated May 15th, 2017 pursuant to which the undersigned acquired controlling interest in the Company; and

WHEREAS, Andrew T. Fellner resigned as sole Director of Strategic Global Investments, Inc., in a resignation document dated May 31st, 2017.

WHEREAS, the party acquiring controlling interest seeks to make a significant investment in the Company in a cryto-currency called TROPTIONS; and

WHEREAS, the Company seeks to change its current business activities to profit from the significant growth of crypto-currencies; and

WHEREAS, certain housekeeping details need to be effected in view of those changes and the Company's new business activities;

NOW, THEREFORE BE IT:

RESOLVED, that it is desirable and in the best interest of the Company to change the director line-up. Specifically, effective immediately, Andrew Fellner has resigned from the Board of Directors and Garland E. Harris is appointed the sole Director of the Company.

FURTHER RESOLVED, that it is desirable and in the best interest of the Company to change the officer line-up. Specifically, effective immediately, Andrew Fellner has resigned from the positions of President, Secretary and Treasurer, and Garland E. Harris is elected to the indicated positions of the Company; Garland E. Harris/President, Secretary and Treasurer.

FURTHER RESOLVED, it is desirable and in the best interests of the Company to change the operating address of the Company, effective immediately, to 1011 Adams Street, West Palm Beach, Florida 33407; and

FURTHER RESOLVED, that the Authorized Officer of the Company be, and is hereby, authorized, empowered and directed to take such other and further action and to execute acknowledge and deliver such other and further instruments, officer's certificates), document and assurances as he, is his sole and absolute discretion, may deem appropriate to consummate the actions and/or transactions authorized by these resolutions and to effectuate the purposes of these actions or transactions authorized by these resolutions and to effectuate the purposes of these resolutions, and

FURTHER RESOLVED, that any and all acts or actions heretofore taken by the designated Authorized Officer of the Company, on behalf of the Company, in connection with the actions and transactions contemplated by these resolutions, be, and the same hereby is, ratified and confirmed acts and deeds of the Company; and

FURTHER RESOLVED, that the Authorized Officer referred to in the foregoing resolutions is as follows: Garland E. Harris/President, Secretary and Treasurer; and

FURTHER RESOLVED, that the Secretary of the Company is hereby authorized, empowered and directed to furnish copies, certified true and correct by the Secretary, to any person requesting evidence of these resolutions; and

FURTHER RESOLVED, that any party to whom a certificate hereof is furnished, is requested to rely upon these resolutions until receipt by the requested party of written notice or changes, if any therein.

IN WITNESS WHEREOF, the undersigned has hereunto set his hands and seal as of the date indicated below.

DATED to be effective as of the 31st day of May, 2017.

State of Florida

County of Palm Beach

Garland E. Harris, Sole Director

The foregoing instrument was acknowledged before me this **First** day of **June, 2017** by **Garland E. Harris**, who has produced a **Florida Driver's license** as identification.

Notary Public State of Florida
Antonia M Lopez-Spence
My Commission FF 062685
Expires 10/14/2017

Notary Public

STRATEGIC GLOBAL INVESTMENTS, INC.

ACTION BY WRITTEN CONSENT IN LIEU OF A MEETING OF THE BOARD OF DIRECTORS

The undersigned being the sole director of Strategic Global Investments, a Delaware corporation (the "Company"), hereby takes the following corporate actions and adopts the following resolutions, which corporate actions and resolutions shall constitute the unanimous vote of the director of the Company. The undersigned's adopted resolutions by written consent to be effective as of the date set forth below and do hereby direct the Secretary of the Corporation to make this instrument a part of the records of the company.

WHEREAS, the undersigned entered into a Stock Purchase Agreement dated May 15th, 2017 pursuant to which the undersigned acquired controlling interest in the Company; and

WHEREAS, Andrew T. Fellner resigned as sole Director of Strategic Global Investments, Inc., in a resignation document dated May 31st, 2017.

WHEREAS, the party acquiring controlling interest seeks to make a significant investment in the Company in a cryto-currency called TROPTIONS; and

WHEREAS, the Company seeks to change its current business activities to profit from the significant growth of crypto-currencies; and

WHEREAS, certain housekeeping details need to be effected in view of those changes and the Company's new business activities;

NOW, THEREFORE BE IT:

RESOLVED, that it is desirable and in the best interest of the Company to change the director line-up. Specifically, effective immediately, Andrew Fellner has resigned from the Board of Directors and Garland E. Harris is appointed the sole Director of the Company.

FURTHER RESOLVED, that it is desirable and in the best interest of the Company to change the officer line-up. Specifically, effective immediately, Andrew Fellner has resigned from the positions of President, Secretary and Treasurer, and Garland E. Harris is elected to the indicated positions of the Company; Garland E. Harris/President, Secretary and Treasurer.

FURTHER RESOLVED, it is desirable and in the best interests of the Company to change the operating address of the Company, effective immediately, to 1011 Adams Street, West Palm Beach, Florida 33407; and

FURTHER RESOLVED, that the Authorized Officer of the Company be, and is hereby, authorized, empowered and directed to take such other and further action and to execute acknowledge and deliver such other and further instruments, officer's certificates), document and assurances as he, is his sole and absolute discretion, may deem appropriate to consummate the actions and/or transactions authorized by these resolutions and to effectuate the purposes of these actions or transactions authorized by these resolutions and to effectuate the purposes of these resolutions, and

FURTHER RESOLVED, that any and all acts or actions heretofore taken by the designated Authorized Officer of the Company, on behalf of the Company, in connection with the actions and transactions contemplated by these resolutions, be, and the same hereby is, ratified and confirmed acts and deeds of the Company; and

FURTHER RESOLVED, that the Authorized Officer referred to in the foregoing resolutions is as follows: Garland E. Harris/President, Secretary and Treasurer; and

FURTHER RESOLVED, that the Secretary of the Company is hereby authorized, empowered and directed to furnish copies, certified true and correct by the Secretary, to any person requesting evidence of these resolutions; and

FURTHER RESOLVED, that any party to whom a certificate hereof is furnished, is requested to rely upon these resolutions until receipt by the requested party of written notice or changes, if any therein.

IN WITNESS WHEREOF, the undersigned has hereunto set his hands and seal as of the date indicated below.

DATED to be effective as of the 31st day of May, 2017.

Garland E. Harris, Sole Director